                                                                      EXHIBIT 11
                                                                     Page 1 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    THREE MONTHS ENDED
                                                --------------------------
                                                  JUNE 25,      JUNE 26,
                                                    1994          1993
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $ 4,562,310   $ 3,018,333
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Net Income                                    $ 4,562,310   $ 3,018,333
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,388,950    17,961,614
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .25   $       .17
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Primary earnings per common share             $       .25   $       .17
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $ 4,562,310   $ 3,018,333
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                         529,202       530,300
                                                 -----------   -----------

   Fully diluted earnings before cumulative
     effect of change in accounting principle      5,091,512     3,548,633
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Fully diluted earnings                        $ 5,091,512   $ 3,548,633
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,388,950    17,961,614
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,375,135
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,763,635    21,336,749
                                                 ===========   ===========
   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle                        $       .23   $       .17
   Cumulative effect of change in accounting
     for income taxes                                      -             -
                                                 -----------   -----------
   Fully diluted earnings per common share       $       .23   $       .17
                                                 ===========   ===========

 *        See Note B of the notes to unaudited interim financial statements.

                                                                      EXHIBIT 11
                                                                     Page 2 of 2
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    NINE MONTHS ENDED
                                                --------------------------
                                                  JUNE 25,      JUNE 26,
                                                    1994          1993
                                                ------------  ------------
 PRIMARY:
   Income before cumulative effect of
     change in accounting principle              $12,266,855   $ 8,053,111
   Cumulative effect of change in accounting
     for income taxes                              3,334,860             -
                                                 -----------   -----------
   Net Income                                    $15,601,715   $ 8,053,111
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,368,370    17,941,028
                                                 ===========   ===========
   Primary earnings per common share before
     cumulative effect of change in accounting
     principle                                   $       .67   $       .45
   Cumulative effect of change in accounting
     for income taxes                                    .18             -
                                                 -----------   -----------
   Primary earnings per common share             $       .85   $       .45
                                                 ===========   ===========

 FULLY DILUTED:
   Income before cumulative effect of
     change in accounting principle              $12,266,855   $ 8,053,111
   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                       1,587,651     1,590,898
                                                 -----------   -----------

   Fully diluted earnings before cumulative
     effect of change in accounting principle     13,854,506     9,644,009
   Cumulative effect of change in accounting
     for income taxes                              3,334,860             -
                                                 -----------   -----------
   Fully diluted earnings                        $17,189,366   $ 9,644,009
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,368,370    17,941,028
     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,375,135
                                                 -----------   -----------
     Weighted average number of common
      shares outstanding as adjusted              21,743,055    21,316,163
                                                 ===========   ===========
   Fully diluted earnings per common share
     before cumulative effect of change in
     accounting principle **                     $       .63   $       .45
   Cumulative effect of change in accounting
     for income taxes                                    .16             -
                                                 -----------   -----------
   Fully diluted earnings per common share **    $       .79   $       .45
                                                 ===========   ===========

 *        See Note B of the notes to unaudited interim financial statements.
 ** The effect for the nine month period ended June 26, 1993 of the conversion of the Convertible Subordinated Debentures was anti-dilutive and therefore the conversion was not assumed in the fully diluted calculation for this period.





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